                                                          Exhibit 99.1

[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE

Aehr Test Systems                         Investor Relations Contact:
Ken Spink                                 Todd Kehrli or Jim Byers
Chief Financial Officer                   MKR Group, Inc.
(510) 623-9400 x309                       (323) 468-2300
                                          aehr@mkr-group.com

     Aehr Test Systems Reports First Quarter Fiscal 2016 Financial Results
New FOXTM Wafer Level Test & Burn-in Application Drives Significant Sales Growth

Fremont, CA (September 24, 2015) - Aehr Test Systems (Nasdaq: AEHR), a worldwide supplier of semiconductor test and burn-in equipment, today announced financial results for its first quarter of fiscal 2016 ended August 31, 2015.

Fiscal First Quarter Financial Results:

- Net sales were $6.6 million, compared to $1.8 million in the fourth quarter of fiscal 2015.

- Non-GAAP net income was $613,000, or $0.04 per diluted share, compared to a non-GAAP loss of $1.6 million, or a loss of $0.13 per diluted share, in the preceding quarter.

- GAAP net income was $294,000, or $0.02 per diluted share, compared to a GAAP net loss of $1.9 million, or a loss of $0.15 per diluted share, in the preceding quarter.

Recent Business Highlights:

- Initial shipment of FOX-15TM Multi-Wafer Test and Burn-in system test cell to major new customer.

- Successfully tested initial devices on the new FOX-1P Wafer Level Test and Burn-in System.

- Completed evaluation of new FOX-XP WaferPakTM Contactor design.

- Completed development and shipped the new fully automated FOX WaferPak
  Aligner.

- Completed key milestone of full wafer flash memory testing on our new FOX-XP Wafer Level Test and Burn-in System.

Gayn Erickson, President and CEO of Aehr Test Systems, commented:

"We are pleased to report improved revenue in the first quarter along with strong non-GAAP and GAAP net income. The non-GAAP results exclude the impact of stock-based compensation expense. During the quarter, we fulfilled an important initial shipment of our FOX-15 test cell to a major new customer, meeting their request for delivery ahead of schedule. This system will be used in production burn-in of a very high volume device used in a consumer application. This system is reflective of the significant growth opportunity ahead for our unique and cost effective multi-wafer test solutions within the rapidly growing consumer, mobile, automotive and computing markets. We continue to be optimistic about the potential opportunities for Aehr Test with this new application and for follow on business with this



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Aehr Test Systems Reports First Quarter Fiscal 2016 Financial Results
September 24, 2015
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customer.

"We also achieved critical milestones toward development and rollout of our next generation FOX-P platform of wafer level test and burn-in products. During the quarter we successfully tested initial devices on the FOX-1P, our single wafer test and burn-in solution. We are completing system integration and expect to begin shipping FOX-1P configurations to the first customer for final acceptance and production release in our second quarter. We also successfully completed testing a full-wafer single touchdown 300mm NAND Flash wafer with our new FOX-XP multi-wafer test and burn-in system, which used our new FOX-XP WaferPak Contactor and our new FOX high performance WaferPak Aligner. All three of these were necessary to achieve this important milestone as part of our initial FOX-XP customer evaluation order.

"We completed development and shipped our new FOX WaferPak Aligner during the quarter that provides fully automated WaferPak alignment and wafer exchange with up to 300mm wafers. We also completed evaluation of our new FOX-XP WaferPak Contactor design, which is a higher channel count WaferPak Contactor design that supports the larger resource capability of our new FOX-XP system, and improves on our already proven FOX WaferPak Contactor used in our current multi-wafer test and burn-in systems.
We believe that wafer-level burn-in and test is a key enabler for cost effectively producing reliable multi-die stacked NAND packages for enterprise Solid State Drives (SSDs) and other high-reliability and stacked-die applications. Our FOX-XP system is also being evaluated for production test and burn-in for other applications and we are excited about these additional high volume multi-wafer test and burn-in opportunities. The customer feedback on the FOX-P platform systems has been very positive, and our manufacturing and R&D efforts continue to focus on moving both the FOX-1P and FOX-XP to production volumes as quickly as possible.

"With our strong first quarter results and increased customer activity we believe we are well positioned to deliver a much healthier top and bottom line in fiscal 2016."

Management Conference Call
Aehr Test Systems will host a conference call and webcast today at 5:00 p.m. Eastern (2:00 p.m. PT) to discuss its first quarter fiscal 2016 operating results. To access the call dial 888-427-9411 (+1 719-325-2361 outside the United States) and give the participant pass code 8299312.
In addition, a live and archived webcast of the conference call will be available over the Internet at www.aehr.com in the Investor Relations section. A replay of the conference call will also be available via telephone by dialing 888-203-1112 (+1 719-457-0820 outside the United States) and entering pass code 8299312, beginning approximately two hours after conclusion of the call through 8:00 p.m. ET on October 1, 2015.

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a worldwide provider of test systems for burning-in and testing logic and memory integrated circuits and has an installed base of more than 2,500 systems worldwide. Increased quality and reliability needs of the Automotive and Mobility integrated circuit markets are driving additional test requirements, capacity needs and opportunities for Aehr Test products in package and wafer level test. Aehr Test has developed and introduced several innovative products, including the ABTSTM and FOX families of test and burn-in systems and WaferPak contactors. The ABTS systems are used in production and qualification testing of packaged parts for both low-power and high-power logic as well as memory devices. The FOX family of systems includes single and multi-wafer full wafer contact test and burn-in systems used for burn-in and functional test of complex devices,



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Aehr Test Systems Reports First Quarter Fiscal 2016 Financial Results
September 24, 2015
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such as leading-edge memories, digital signal processors,
microprocessors, microcontrollers and systems-on-a-chip. The WaferPak contactor contains a unique full wafer probe card capable of testing wafers up to 300mm that enables IC manufacturers to perform test and burn-in of full wafers on Aehr Test FOX systems. For more information, please visit Aehr Test's website at www.aehr.com.

Safe Harbor Statement
This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to Aehr Test as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. Forward-looking statements include statements regarding Aehr Test's expectations, beliefs, intentions or strategies regarding the future including statements regarding future market opportunities and conditions, expected product shipment dates, customer orders or commitments and future operating results. The risks and uncertainties that could cause Aehr Test's results to differ materially from those expressed or implied by such forward-looking statements include, without limitation, general market conditions, customer demand and acceptance of Aehr Test's products and Aehr Test's ability to execute on its business strategy. See Aehr Test's recent 10-K, 10-Q and other reports from time to time filed with the Securities and Exchange Commission for a more detailed description of the risks facing Aehr Test's business. Aehr
Test disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.



                       -Financial Tables to Follow-






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Aehr Test Systems Reports First Quarter Fiscal 2016 Financial Results
September 24, 2015
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                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Condensed Consolidated Statements of Operations
                        (in thousands, except per share data)
                                   (unaudited)

                                                    Three Months Ended
                                               ----------------------------
                                                Aug 31,   May 31,   Aug 31,
                                                 2015      2015      2014
                                               --------  --------  --------
Net sales                                      $ 6,633   $ 1,818    $ 3,558
Cost of sales                                    3,250     1,136      1,948
                                               --------  --------  --------
Gross profit                                     3,383       682      1,610
                                               --------  --------  --------
Operating expenses:
 Selling, general and administrative             1,845     1,526      1,624
 Research and development                        1,062       967        959
                                               --------  --------  --------
  Total operating expenses                       2,907     2,493      2,583
                                               --------  --------  --------
  Income (loss) from operations                    476    (1,811)      (973)

Interest expense                                  (135)     (101)       (14)
Other (expense) income, net                        (24)       10         31
                                               --------  --------  --------
  Income (loss) before income tax
  (expense) benefit                                317    (1,902)      (956)

Income tax (expense) benefit                       (23)        2         49
                                               --------  --------  --------
  Net income (loss)                                294    (1,900)      (907)


Less: Net income attributable to the
        Noncontrolling interest                     --        --         --

  Net income (loss) attributable to Aehr       --------  --------  --------
        Test Systems common shareholders        $  294   $(1,900)  $   (907)
                                               ========  ========  ========

Net income (loss) per share
  Basic                                        $  0.02   $ (0.15)    $(0.08)
  Diluted                                      $  0.02   $ (0.15)    $(0.08)

Shares used in per share calculations:
  Basic                                         12,963    12,751     11,391
  Diluted                                       13,814    12,751     11,391




                                      -more-





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Aehr Test Systems Reports First Quarter Fiscal 2016 Financial Results
September 24, 2015
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                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Reconciliation of GAAP to Non-GAAP Results
                      (in thousands, except per share data)
                                   (unaudited)

                                                        Three Months Ended
                                                    --------------------------
                                                     Aug 31,  May 31,  Aug 31,
                                                      2015     2015     2014
                                                    -------- -------- ---------
GAAP net income (loss)                              $   294  $(1,900)  $ (907)
Stock-based compensation expense                        319      303      197
                                                    -------- -------- --------
Non-GAAP net income (loss)                          $   613  $(1,597)  $ (710)
                                                    ======== ======== ========

GAAP net income (loss) per diluted share            $  0.02  $ (0.15)  $(0.08)
                                                    ======== ======== ========
Non-GAAP net income (loss) per diluted share        $  0.04  $ (0.13)  $(0.06)
                                                    ======== ======== ========
Shares used in diluted shares calculation            13,814   12,751   11,391
                                                    ======== ======== ========
Shares used in non-GAAP diluted shares calculation   13,814   12,751   11,391
                                                    ======== ======== ========

______________________________________________________________________


Non-GAAP net income is a non-GAAP measure and should not be considered a replacement for GAAP results. Non-GAAP net income is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The limitation of this measure is that it excludes items that impact the Company's current period net income. This limitation is best addressed by using this measure in combination with net income (the most comparable GAAP measure).



                                      -more-





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Aehr Test Systems Reports First Quarter Fiscal 2016 Financial Results
September 24, 2015
Page 6 of 6


                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                         Condensed Consolidated Balance Sheets
                         (in thousands, except per share data)
                                     (unaudited)

                                                       August 31,   May 31,
                                                         2015        2015
                                                       --------    --------
ASSETS
Current assets:
  Cash and cash equivalents                             $ 3,653     $ 5,527
  Accounts receivable, net                                2,628       1,383
  Inventories                                             7,258       7,123
  Prepaid expenses and other                                465         262
                                                       --------    --------
      Total current assets                               14,004      14,295

Property and equipment, net                                 465         478
Other assets                                                 94          95
                                                       --------    --------
      Total assets                                      $14,563     $14,868
                                                       ========    ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                      $ 1,848     $   724
  Accrued expenses                                        1,557       1,045
  Customer deposits and deferred revenue, short-term      1,819       4,750
                                                       --------    --------
      Total current liabilities                           5,224       6,519

Long-term debt                                            3,828       3,791
Income taxes payable                                         --           8
Deferred revenue, long-term                                 127          --
                                                       --------    --------
     Total liabilities                                    9,179      10,318

Aehr Test Systems Shareholders' equity                    5,402       4,568
Noncontrolling interest                                     (18)        (18)
                                                       --------    --------
      Total shareholders' equity                          5,384       4,550
                                                       --------    --------
      Total liabilities and shareholders' equity        $14,563     $14,868
                                                       ========    ========








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